Exhibit 99.2

DISTRUBUTION AGREEMENT

SIGNATURE PAGE

Distributor:	Promark Technology, Inc.
Address:	10900 Pump House Road
Suite B
Annapolis Junction, MD 20701

Telephone:	800.634.0255	Fax: 301.725.7869
Email Address:	toddh@pormarktech.com
Type of Entity:	Corporation

Manufacturer:	Ice WEB Storage Corporation
Address:	22900 Shaw Road
Suite 111
Sterling, VA 20166

Telephone:	571.387.2380	Fax: 571.287.2396
Email Address:	mlucky@iceweb.com
Type of Entity:	Corporation

This Distributor Agreement (“Agreement”) consists of this Signature Page, the attached ICEWEB STORAGE CORPORATON Distributor Agreement General Terms and Conditions, and the Exhibits marked above. This Agreement authorizes Distributor to purchase Products from ICEWEB STORAGE CORPORATON (“MANUFACTURER”). This Agreement becomes legally binding upon signature by authorized representatives of the parties, below.

IceWEB Storage Corporation	DISTRUBUTOR
By: /s/ Mark B. Lucky	By: /s/ Stephen T. Hartung
Print Name: Mark B. Lucky	Print Name: Stephen T. Hartung
Title: Chief Financial Officer	Title: Vice President
Dated: March 19, 2010	Dated: March 24, 2010

Distributor Agreement General Terms and Conditions

1. APPOINTMENT AND AUTHORITY OF DISTRIBUTOR

MANUFACTURER appoints Distributor, and Distributor accepts appointment, as an independent, non-exclusive Distributor of the products described on Exhibit A (“Products”) within the geographical territory (“Territory”) described in Exhibit D and only in such Territory.

2. OBLIGATIONS OF DISTRIBUTOR

In addition to its other obligations under this Agreement, Distributor will (i) use its best efforts to promote, sell and service the Products within the Territory using trained and qualified personnel; (ii) be responsible for all costs and expenses related to its performance under this Agreement; (iii) provide such assistance and submit such reports regarding Distributor’s activities under this Agreement as MANUFACTURER may reasonably request; and (iv) identify itself as an authorized MANUFACTURER Distributor.

3. RESERVATION OF RIGHTS

MANUFACTURER reserves all rights not specifically granted to Distributor under this Agreement. Without limiting the generality of the foregoing, MANUFACTURER reserves the right to (i) appoint other distributors and resellers within the Territory and to directly and indirectly sell and provide service for Products within the Territory; and (ii) to discontinue a Product or its support, to alter the design or construction of any Product, and to change its sales and distribution policies; each in its sole discretion. MANUFACTURER agrees to provide Distributor with six (6) months’ advance notice of MANUFACTURER’ discontinuation of manufacture of any Product, and Distributor agrees to maintain such information as MANUFACTURER Proprietary Information under the provisions of Section 9 below; except that Distributor shall be authorized to disclose such information regarding Product discontinuance solely to its customers under the protection of written non-disclosure agreements. MANUFACTURER further agrees that a change of its sales or distribution policies shall not be deemed grounds for termination of the Agreement by MANUFACTURER.

4. COMPLIANCE WITH LAW

Distributor will comply with all applicable United States, foreign and local laws and regulations, including but not limited to the United States Foreign Corrupt Practices Act of 1977 as amended pursuant to the 1988 Amendments and the International Anti-Bribery and Fair Competition Act of 1998), and the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions. Without limiting the generality of the foregoing obligation, Distributor will not make, authorize, offer or promise to make or give any money or anything of value to any government official or employee (including employees of government corporations and employees of public international organizations), political party, political official, candidate for political office (“Foreign Official”), or to any intermediary for payment to any of the foregoing, while knowing or having reason to know that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any of such Foreign Official. Distributor represents and warrants that neither it nor any of its officers, directors, or employees is a Foreign Official, and that Distributor will not retain any Foreign Official in connection with the performance of its activities hereunder. Distributor is responsible for complying with all applicable export and import regulations and obtaining all necessary export and import licenses or permits for the direct or indirect export or import of any Product. Without limiting the generality of the foregoing, Distributor hereby acknowledges and agrees that the Products and Proprietary Information are subject to export controls under the laws and regulations of the United States, including the Export Administration Regulations, 15 C.F.R. Parts 730-774. In the exercise of its rights, and the performance of its obligations under this Agreement, Distributor shall comply strictly with all U.S. export control laws and regulations applicable to the Products and Proprietary Information, and shall not export, re-export, transfer, divert or disclose any such Products or Proprietary Information, or any direct product thereof, to any destination, entity or individual restricted or prohibited by U.S. export control laws. Distributor’s obligations under this paragraph shall survive the termination of this Agreement for any reason whatsoever. Distributor will defend, indemnify and hold MANUFACTURER harmless against any liability (including attorneys’ fees) arising out of Distributor’s failure to comply with the terms of this paragraph. Distributor’s failure to comply with any term of this paragraph shall constitute a material breach of this Agreement and entitle MANUFACTURER to immediately terminate this Agreement in addition to any other remedy available at law or equity.

5. PRICING, DISCOUNTS AND TAXES

5.1. Product prices                                                                                                                                                                                                                                                                                                            described in Exhibit A (“Discount”). All Prices are stated and shall be paid in United States dollars or such other currency as is indicated in Exhibit A. The Discounts are based upon the minimum purchase commitments, if any, described in Exhibit B. Distributor will be granted Price Proctection and Stock Rotation privledges as outlined in Exhibit G

5.2.

6. ORDERS

During the Term, Distributor may submit written purchase orders for Products (“Orders”). Orders must include the following: (i) Products and quantities; (ii) Pricing and Discounts; (iii) shipping instructions; (iv) the MANUFACTURER part number; and (v) the requested delivery date within MANUFACTURER’ published lead times.

6.1. Order (“Basic Information”). All Orders must also include the following: “This Order is submitted under the terms and conditions of the IceWEB Storage Corporation Distributor Agreement, dated March 19, 2010, between Distributor] and MANUFACTURER.” All Orders, regardless whether or not complying with the above requirements, shall be governed exclusively by the terms of this Agreement. Any terms, conditions or information appearing on or accompanying any purchase order other than the Basic Information shall be of no effect unless MANUFACTURER expressly agrees otherwise in a separate, signed writing. MANUFACTURER will not be obligated to accept any Order, and will have no liability for any Orders that are not accepted in writing. Partial shipment of an Order will not constitute acceptance of the entire Order. Distributor may not modify or cancel an Order after its acceptance by MANUFACTURER.

7. DELIVERY

7.1. Unless Distributor is in breach of this Agreement or MANUFACTURER’ performance is otherwise excused, MANUFACTURER will use commercially reasonable efforts to dispatch the Products on or before the delivery date specified in an accepted Order. MANUFACTURER will not be liable for late or delayed shipment. MANUFACTURER will dispatch the Products by any commercially reasonable means of transport to the address specified in an accepted Order unless otherwise requested in writing by Distributor. The cost of carriage will be added to the amount payable by Distributor for the applicable Order.

7.2. Delivery of the Products will be made on an                                                                                                        Risk of loss or damage in the Products will pass to Distributor upon delivery to Distributor. Upon such delivery, Distributor will be responsible for, and will bear the entire risk of loss or damage to the Products.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                      MANUFACTURER will use commercially reasonable efforts to meet Distributor’s requested delivery dates.

8. PAYMENT

8.1.

9. PROPRIETARY RIGHTS AND INFORMATION; TRADEMARKS

9.1. Distributor acknowledges that by reason of its relationship with MANUFACTURER, Distributor may have access to or create certain information and materials concerning MANUFACTURER’ business, plans, customers, technology, Proprietary Information (defined below) and Products that are proprietary or confidential to MANUFACTURER, whether or not so marked. Distributor agrees that it will not use or disclose any Proprietary Information, except as expressly authorized by MANUFACTURER in writing. Distributor will take every reasonable precaution to protect the confidentiality of Proprietary Information. Upon MANUFACTURER’ request or upon termination or expiration of this Agreement, Distributor will return all such Proprietary Information to MANUFACTURER.

9.2. Distributor agrees that MANUFACTURER owns all right, title and interest to all the proprietary rights to the software, designs, engineering details, schematics and similar data relating to or incorporated in the Products, and any information derived therefrom (“Proprietary Information”).

9.3. Distributor shall ensure that before End Users purchase Products (i) such End Users are informed that they must accept MANUFACTURER’ click-through or shrink-wrap End User License Agreements before they are permitted to use any software delivered with or contained in the Products, and (ii) make the text of MANUFACTURER’ then-current End User License Agreement available on request.

9.4. To the extent permitted by applicable law, Distributor shall not, nor allow any third party to copy, decompile, disassemble or otherwise reverse engineer the Products, or attempt to do so, provided, however, that to the extent any applicable mandatory laws (such as, for example, national laws implementing EC Directive 91/250 on the Legal Protection of Computer Programs) give Distributor the right to perform any of the aforementioned activities without MANUFACTURER’ consent in order to gain certain information about the Products for purposes specified in the respective statutes (e.g., interoperability, bug fixes), Distributor hereby agrees that, before it exercises any such rights, it shall first request such information from MANUFACTURER in writing detailing the purpose for which it needs the information. Only if and after MANUFACTURER, at its sole discretion, partly or completely denies Distributor’s request, shall Distributor exercise its statutory rights. Distributor shall not remove, cover or alter any of MANUFACTURER’ patent, copyright or trademark notices placed upon, embedded in or displayed by the Products or their packaging and related materials.

All MANUFACTURER Proprietary Information rightfully in the possession of Distributor is licensed to Distributor pursuant to a non-exclusive, non-transferable, fully revocable license to use the Proprietary Information solely for the purpose of promoting, selling and servicing the Products in the Territory, which expires upon termination or expiration of the Agreement or upon written notice from MANUFACTURER. MANUFACTURER grants Distributor no right to manufacture, duplicate or otherwise copy or reproduce any Proprietary Information.

9.5. Distributor acknowledges that all trademarks, trade names, service marks, slogans, designs, labels, logos and other source-identifying symbols used by MANUFACTURER or any of its subsidiaries or affiliates anywhere in the world (“MANUFACTURER Trademarks”) are vested in MANUFACTURER or its parent company, Trimble Navigation Limited, absolutely. MANUFACTURER grants to Distributor a non-exclusive, non-transferable, fully revocable license to use the MANUFACTURER Trademarks during the Term: (i) in the performance of its obligations under this Agreement, (ii) only in accordance with MANUFACTURER’ current trademark usage guidelines, and (iii) only in a manner which preserves the rights of MANUFACTURER. All uses of the MANUFACTURER Trademarks will inure to the benefit of MANUFACTURER. Distributor has no right, title or interest in the MANUFACTURER Trademarks aside from this license. Upon termination or expiration of this Agreement, or notice from MANUFACTURER, the license to the MANUFACTURER Trademarks will automatically expire and Distributor will immediately cease using the MANUFACTURER Trademarks.

9.6. Distributor agrees that Distributor shall treat information relating to customers or other individuals that Distributor receives by reason of its relationship with MANUFACTURER as confidential information and use it solely for the purpose for which Distributor receives such information. Distributor further agrees that Distributor shall, at all times, provide at least the same level of privacy protection for such information as is required under MANUFACTURER’ current data privacy policy (as expressed in its Privacy Statement at www.MANUFACTURERway.com), and that Distributor shall not sell, trade, rent or disclose such individual identifying information to third parties in contravention of this policy.

Indemnificaiton

MANUFACTURER INDEMNIFICATION

MANUFACTURER agrees to indemnify Distributor, its parent, affiliates and subsidiaries and their officers, directors and employees harmless from and against any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorneys’ fees and costs) or liabilities that may result, in whole or in part, from any final judgment in litigation of any warranty or Product liability claim, or any claim for infringement, or for claims for violation of any of the warranties contained in this Agreement. Distributor shall promptly inform MANUFACTURER of any suit or proceeding filed against Distributor; and Distributor shall have the right, but not the obligation, to participate in the defense of any such suit or proceeding at Distributor’s expense.

DISTRIBUTOR INDEMNIFICATION

Distributor agrees to indemnify and hold MANUFACTURER, its officers, directors and employees harmless from and against any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorneys’ fees and costs) or liabilities that may result, in whole or in part, from Distributor’s negligence or willful misconduct in the distribution of the Products pursuant to this Agreement, or for representations or warranties made by Distributor related to the Products in excess of the warranties of MANUFACTURER. MANUFACTURER shall promptly inform Distributor of any suit or proceeding filed against MANUFACTURER and MANUFACTURER shall have the right, but not the obligation, to participate in the defense of any such suit or proceeding at MANUFACTURER’s expense.

Distributor agrees to indemnify and hold MANUFACTURER harmless from and against all claims asserted against MANUFACTURER that arise as a result of:

1.

Acts of negligence or of misrepresentation attributable to Distributor, its employees or agents, or the failure of Distributor to perform any acts required under its agreements with third parties or other conduct by Distributor involving the resale of Product(s) purchased under this Agreement.

2.	Alleged patent or copyright infringement based on an alteration of the Product by Distributor or at its direction.
3.

Distributor’s obligations under this Section shall arise only if MANUFACTURER gives Distributor prompt notice of any such claim and grants Distributor, in writing, exclusive control over the defense or settlement of such claim.

PATENT AND COPYRIGHT INDEMNIFICATION

MANUFACTURER hereby indemnifies Distributor against any claim that any Product, as delivered by MANUFACTURER, directly infringes any third party’s patent trademark or copyright. MANUFACTURER’s obligation to indemnify Distributor is subject to the following terms and conditions.

A.	The obligation will arise only if Distributor gives MANUFACTURER prompt notice of the infringement claim and grants MANUFACTURER, in writing, exclusive control over its defense and settlement;
B.

The obligation will cover only the Product as delivered by MANUFACTURER to Distributor, and not to any correction, modification, or addition made by anyone other than MANUFACTURER, either with or without authorization;

C.

The obligation will not cover (1) any claim based on the use for which the Product was not designed or an alteration of the Product by Distributor or at its direction or (2) any claim that any of the Product infringes any third party’s rights as used in combination with any Product(s) not supplied by MANUFACTURER, and not reasonably intended to be used with the Product.

D.

If an infringement claim is asserted, or if MANUFACTURER believes one likely, MANUFACTURER will have the right to either (1) procure a license from the person claiming or likely to claim infringement; or (2) modify the Product as appropriate to avoid the claim of infringement, as long as modification for this purpose does not materially impair the operation thereof; or (3) cease further sale of the Product subject to or likely to be subject to the claim and accept return of MANUFACTURER Product(s) sold and refund to Distributor the pro-rata price paid for returned Product(s) using five year straight-line depreciation reflecting any quantity or other discounts granted to Distributor.

The foregoing states MANUFACTURER’s exclusive obligation with respect to claims of infringement of any third party’s patent, trademark or copyright.

10. SUPPORT; WARRANTY

10.1. Distributor Product Support Obligations. Distributor will provide timely and professional technical support for the Products, and will for all Products sold by Distributor: (i) maintain trained and competent technical support personnel who are sufficiently knowledgeable with respect to the Products to assist customers with the installation and operation of the Products; and (ii) respond promptly to customer requests for technical support.

10.2. Warranty to Distributor. MANUFACTURER will, at its sole discretion, repair, replace or take back against refund, any MANUFACTURER Product that (i) was defective at the time Distributor received the Product from MANUFACTURER, and (ii) is returned by Distributor to MANUFACTURER within thirty (30) days of Distributor’s receipt.

10.3. Warranty to Distributor for Products Distributed to End Users or Resellers. MANUFACTURER will, at its sole discretion, repair, replace or take back against refund, any Product that (i) was defective at the time Reseller received the Product from MANUFACTURER, (ii) Distributor has distributed in full compliance with this Agreement to an End User or Reseller, and (iii) is returned by a business End User within one (1) year of receipt, or by a consumer within two (2) years of receipt, because of a valid warranty claim arising under applicable national law, the liability of which Distributor (or, in case of a Product that is ultimately acquired by a consumer, the final seller that contracted with the consumer) was legally unable to disclaim under applicable national law in standard contract terms. Repaired or replacement Products will be warranted for the remaining warranty period of the original Product, if any.

10.4. DISTRIBUTOR’S RIGHTS AND REMEDIES PROVIDED FOR IN SECTIONS 10.2 AND 10.3 ARE DISTRIBUTOR’S SOLE RIGHTS AND REMEDIES WITH REGARD TO ANY PRODUCT DEFECTS OR NON-CONFORMANCES. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, MANUFACTURER DISCLAIMS AND DISTRIBUTOR WAIVES ANY AND ALL CLAIMS, REMEDIES OR OTHER RIGHTS BASED ON (I) ANY ALLEGED DEFECT OR NON-CONFORMANCE OF ANY PRODUCTS OR PROPRIETARY INFORMATION; OR (II) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, NON-INFRINGEMENT OR OTHERWISE.

10.5. DISTRIBUTOR SHALL (i) FORWARD TO ITS CUSTOMERS IN UNMODIFIED FORM MANUFACTURER’ LIMITED END USER WARRANTIES, WHICH MANUFACTURER MAY, AT ITS SOLE DISCRETION DELIVER PRE-PACKAGED WITH THE PRODUCTS, (ii) REFRAIN FROM MAKING ANY REPRESENTATION OR WARRANTY ON MANUFACTURER’ BEHALF, AND (ii) REFRAIN FROM MAKING ANY REPRESENTATION REGARDING THE PRODUCTS OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED IN MANUFACTURER’ TECHNICAL DOCUMENTATION OR SPECIFICATIONS DELIVERED WITH THE PRODUCTS OR OTHERWISE EXPRESSLY APPROVED BY MANUFACTURER FOR DISTRIBUTION TO END USERS.

11. LIMITATION OF LIABILITY

A PARTY’S AGGREGATE LIABILITY TO THE OTHER UNDER OR FOR BREACH OF THIS AGREEMENT WILL NOT EXCEED THE AGGREGATE AMOUNTS PAID BY DISTRIBUTOR TO MANUFACTURER DURING THE TWELVE (12) MONTHS PRECEDING THE ACCRUAL OF SUCH DAMAGES. TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL MANUFACTURER BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS. The foregoing limitations of liability, however, shall not apply to damages arising from breach under Section 4 (Compliance with Law) and/or Section 9 (Proprietary Rights and Information; Trademarks).

12. TERM AND TERMINATION

12.1. The term of this Agreement will be three (3) years commencing on the Effective Date, unless earlier terminated as provided elsewhere in this Agreement (“Term”). At the end of the Term, this Agreement will automatically expire without notice unless renewed or extended in writing by mutual agreement of the parties.

Either party may, during any term of this Agreement and upon thirty (30) days prior written notice, terminate this Agreement without cause. The terms of this Agreement will continue to apply to all purchase orders for Products (“Orders”) placed by Distributor in accordance with this Agreement during such thirty day notice period.

12.2. Termination for Cause. Notwithstanding the provisions of Section 12.1, if either party is in material default of its obligations under this Agreement, the other party may give written notice of its intent to terminate. The defaulting party will have thirty (30) days from such notice to cure its default. If the default is not cured within the thirty (30) day period, the Agreement will automatically terminate.

12.3 Termination for Insolvency. This Agreement will automatically terminate for any of the following; a) the institution of insolvency, receivership or bankruptcy proceedings against Distributor; b) Distributor’s making an assignment for the benefit of creditors; or c) Distributor’s dissolution, liquidation or ceasing to do business.

12.4. Change of control. This Agreement may be terminated by MANUFACTURER, in its sole discretion, in the event of a Change of Control of Distributor’s current ownership, whether by merger, consolidation, reorganization, transfer, operation of law or other business transaction. For purposes of this paragraph, “Change of Control” means an acquisition or disposition of fifty percent (50%) or more of the equity ownership of Distributor. Distributor will provide MANUFACTURER thirty (30) days prior written notice of any Change of Control event.

12.5. Limitation of Liability for Termination. To the fullest extent allowed by applicable law, Distributor agrees that it will have no rights to damages or indemnification or any nature due to any expiration of this Agreement or its rightful termination by MANUFACTURER. The foregoing restriction includes, but is not limited to, commercial severance compensation, whether by way of loss of future profits, expenditure for promotion, payment for goodwill generated or other commitments made in connection with business contemplated by this Agreement. Distributor will not be entitled, under any local law or otherwise, to receive any payment from MANUFACTURER due to such expiration or rightful termination, whether for actual, consequential, indirect, special or incidental damages, costs or expenses, whether foreseeable or unforeseeable. Distributor hereby waives and disclaims any rights thereto. DISTRIBUTOR EXPRESSLY WAIVES AND RENOUNCES ANY CLAIM TO COMPENSATION OR INDEMNITIES FOR ANY TERMINATION OF BUSINESS RELATIONSHIP BY A FOREIGN BUSINESS ENTITY, WHICH MAY EXIST UNDER THE LAWS OF ANY APPLICABLE JURISDICTION.

12.6. Effect of Termination. Neither the expiration nor termination of this Agreement shall relieve any party of any obligation previously accrued hereunder. The following paragraphs, and any other paragraphs that by their terms so provide, shall survive such expiration or termination: 4, 8, 9, 10, 11, and 13.

13. GENERAL

13.1. Entire Agreement; Modification. This Agreement constitutes the whole and entire understanding and agreement of the Parties with respect to its subject matter, and completely supersedes and negates any other related prior or contemporaneous representations, understandings, or agreements, written and oral. This Agreement expressly supersedes the Reseller Agreement dated February 18, 2005. This Agreement entirely supersedes any and all standard or general terms and conditions of sale and delivery appearing on the printed forms of MANUFACTURER or Distributor. This Agreement may be altered, amended or modified only by another written instrument, dated and signed by the Parties and by no other means. All Parties waive the future right to claim, contend or assert that this Agreement was modified, canceled, superseded or changed at any time and in any respect by any other means, including but not limited to an oral agreement, course of conduct or by estoppel.

13.2. Force Majeure. Neither party shall be liable to the other for failure to perform its obligations hereunder (except the payment of sums due by one party to another under this Agreement) to the extent caused by an event beyond the reasonable control of such party, including, without limitation, government regulations or orders, outbreak of a state of emergency, acts of God, war, warlike hostilities, civil commotion, riots, epidemics, fire, strikes, lockouts, or any other similar cause or causes, provided that such party promptly notifies the other in writing of such occurrence and makes its best efforts to promptly eliminate the effect thereof.

13.3. Notices. Any notice or other communication given by either party to the other regarding this Agreement will be deemed given and served when personally delivered, or five (5) business days after sent by reputable international courier requiring signature for receipt, addressed to the party at its notice address. Either party may change its notice address by written notice to the other. Distributor’s notice address shall be its address appearing on the Signature Page.

MANUFACTURER’ notice address shall be:

IceWEB Storage Corporation

22900 Shaw Road, Suite 111

Sterling, VA 20166

13.4. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original and when taken together shall constitute a single fully-signed original, regardless whether the parties’ signatures appear together on the same document or separately on one or more counterparts.

13.5. Captions and Headings. This Agreement’s captions and paragraph headings are for convenience of reference only, and shall not be deemed part of this Agreement or used as an aid in its construction.

13.7. Governing Law; Arbitration; Attorneys’ Fees. This Agreement and any disputes arising out of or in connection with this Agreement (“Disputes”) will be governed by and construed in accordance with Maryland, USA law, without reference to conflict of laws provisions or principles or the United Nations Convention on Contracts for the International Sale of Goods. Except as provided in this Section 13.7 with respect to injunctive relief, all Disputes shall be finally resolved by binding and final arbitration before three (3) arbitrators, selected and proceeding in the United States (or another place unanimously agreed by the arbitrators) pursuant to the rules of the International Chamber of Commerce (ICC), who shall hold proceedings in the English language and who shall, at either party’s request, give a written opinion stating the factual basis and legal reasoning for the decision. The arbitrators shall have the authority to (i) determine issues of arbitrability, and (ii) award compensatory damages only; they shall not award punitive or exemplary damages. The parties, their representatives, and any other participants shall hold the existence, content, and result of arbitration in confidence. The provisions of this Section 13.7 may be enforced by any court of competent jurisdiction. Notwithstanding the foregoing, either party may, at its sole discretion, seek injunctive relief in any court of competent jurisdiction (including, but not limited to, preliminary injunctive relief). The prevailing party in any legal proceeding brought by one party against the other party in a Dispute shall be entitled to recover its legal expenses, including but not limited to the costs of any court or arbitration proceeding and reasonable attorneys’ fees.

13.8. Independent Contractors. The relationship of MANUFACTURER and Distributor established by this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other. All sales and other agreements between Distributor and its customers are Distributor’s exclusive responsibility and will have no effect on Distributor’s obligations under this Agreement.

13.9. Assignment. Any transfer, assignment or delegation of Distributor’s rights or obligations under this Agreement shall be void without the prior written consent of MANUFACTURER. This Agreement will otherwise be binding upon and inure to the benefit of the parties and their successors and assigns.

13.10. Waiver. Either party’s (i) waiver of any performance by the other party, (ii) waiver of any condition of this Agreement, or (iii) consent to any breach of this Agreement by the other party, shall (a) be effective only if expressly set forth in a writing signed by the party alleged to have waived or consented, and (b) not constitute or require an ongoing waiver of such performance or condition, or consent to any previous, different or subsequent breach, regardless of whether such performance, condition or breach is similar, identical or related, and regardless of the course of dealing which develops or has developed between the parties.

13.11 Official Language. The official language of this Agreement and of any documents relating thereto is English. For purposes of interpretation, or in the event of a conflict between English and versions of this Agreement or related documents in any other language, the English language version shall be controlling.

13.12. Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality or unenforceability, or, if that is not possible, such provision shall, to the extent of such invalidity, illegality or unenforceablility, be severed, and the remaining provisions of this Agreement shall remain in effect, provided, however, that the court shall have authority and jurisdiction to, and shall, add to this Agreement a provision as similar in terms and intended effect to such severed provision as may be possible and be legal, valid and enforceable. If, as a result of the foregoing, a party’s material benefits under this Agreement that would have existed but for the operation of the proceeding sentence are materially impaired, such party may at such party’s sole election thereafter terminate this Agreement on thirty (30) days advance written notice to the other.

END OF TERMS AND CONDITIONS